UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of Omeros Corporation, or Omeros, was held on June 9, 2016. Shareholders of record at the close of business on April 12, 2016 were entitled to vote up to 39,119,154 shares of common stock at the annual meeting. A total of 33,752,936 (86.28%) shares were represented at the annual meeting in person or by proxy. The following is a brief description of each matter voted upon at the annual meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter:

(1) The election of the following three Class I directors, each to serve until the 2019 Annual Meeting of Shareholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal:

	For	Withheld	Broker Non-Votes
Ray Aspiri	14,886,363	1,544,678	17,321,895
Arnold C. Hanish	16,257,502	173,539	17,321,895
Rajiv Shah, M.D.	16,183,665	247,376	17,321,895

(2) The ratification of the appointment of Ernst & Young LLP as Omeros’ independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
33,433,281	305,957	13,698	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: June 10, 2016	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors